Exhibit 10.80

GUARANTY

                THIS GUARANTY (this “Guaranty”) is made and entered into as of the 14th day of March, 2003, by THE PRIME GROUP, INC., an Illinois corporation (“TPG”), PRIME GROUP LIMITED PARTNERSHIP, an Illinois limited partnership (“PGLP”), PRIME GROUP II, L.P., an Illinois limited partnership (“PG2LP”), PGLP, INC., an Illinois corporation (“PGLPI”) and PRIME INTERNATIONAL, INC., an Illinois corporation (“PII”).  TPG,  PGLP, PG2LP, PGLPI and PII are sometimes referred to herein, individually, as a “Guarantor”, and, together, as “Guarantors”), in favor of HORIZON GROUP PROPERTIES, INC., a Maryland corporation (“Lender”).

RECITALS:

WHEREAS, Lender has agreed to loan the principal sum of One Million Three Hundred Thousand Dollars ($1,300,000.00) (the “Loan”) to Retail Partners, Inc., an Illinois corporation, and Retail Partners Limited Partnership, an Illinois limited partnership  (“Borrowers”), pursuant to a Promissory Note of even date herewith in such original principal amount, executed by Borrowers in favor of Lender (the “Note”); and

                WHEREAS, Lender has advised Borrowers that Lender will not make the Loan unless Guarantors execute and deliver this Guaranty.

AGREEMENT:

                NOW, THEREFORE, as an inducement to Lender to make the Loan and to extend credit to Borrower upon the terms and conditions set forth in the Note, and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantors hereby agree as follows:

1.             The Guaranty.  Guarantors hereby unconditionally and irrevocably, guarantee: (a) the due and punctual payment in full of all payments due Lender from Borrowers under the Note, and all other documents or instruments executed from time to time by Borrowers or any Guarantor in connection therewith, including, without limitation, that certain letter agreement dated the date hereof, by Huntley Development Limited Partnership and Huntley Meadows Residential Venture in favor of Lender (the “Letter Agreement”) (the Note, the Letter Agreement and such other documents or instruments, collectively, the “Loan Documents”), and (b) the due and punctual performance and observance of all of the other terms, covenants, representations, warranties and conditions agreed to by Borrower, in the Loan Documents (collectively, the “Obligations”).

2.             Action Regarding Obligations.  Guarantors expressly agree that Lender may, in its sole and absolute discretion, without notice to or further assent of Guarantors, and without in any way releasing, affecting or impairing the obligations and liabilities of Guarantors hereunder: (a) waive compliance with, or default under, or grant any other indulgences with respect to, the Loan

Documents, (b) modify, amend or change any provisions of any of the Loan Documents with the written agreement of Borrowers, (c) grant extensions or renewals of or with respect to the obligations and covenants of either Borrower under the Loan Documents (and/or effect any release, compromise or settlement with either Borrower in connection therewith), (d) take and hold security for the payment of this Guaranty and the Obligations, and exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any such security, with or without the substitution of new collateral, (e) release, substitute, agree not to sue or deal with any one or more of Borrowers’ sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose, (f) determine how, when and what application of payments and credits shall be made on the Obligations, (g) apply such security and direct the order or manner of sale thereof, including, without limitation, any nonjudicial sale permitted by the terms of the controlling security instrument as Lender in its discretion may determine, and (h) assign or transfer this Guaranty in whole or in part.

                3.             Nature of Guaranty.  (a) This Guaranty is a continuing, unlimited, unconditional and absolute guaranty of payment and not of collection.  The liability of Guarantors under this Guaranty shall be primary, direct and immediate and not conditional or contingent upon pursuit by Lender of any remedies it may have against either Borrower with respect to the Loan Documents or upon Lender taking any steps to perfect and/or maintain perfected its security interest in, or preserve its rights to, any security or collateral for the Obligations.  No exercise or non-exercise by Lender of any right given to it hereunder or under the Loan Documents shall affect any of Guarantors’ obligations hereunder or give Guarantors any recourse against Lender.  Without limiting the generality of the foregoing, Lender shall not be required to make any demand on either Borrower, or otherwise pursue or exhaust its remedies against either Borrower, or any collateral securing any of the Obligations, before, simultaneously with or after, enforcing its rights and remedies hereunder against Guarantors.

                                (b)           Any one or more successive and/or concurrent actions may be brought hereon against Guarantors either in the same action, if any, brought against either Borrower, or in separate actions, as often as Lender, in its sole discretion, may deem advisable.

                                (c)           Lender shall be under no obligation to marshal any assets in favor of Guarantors, or against or in payment of any or all of the Obligations.  Guarantors hereby waive any rights to interpose any defense, counterclaim or offset of any nature and description which they may have or which may exist between and among Lender, Borrowers and/or Guarantors with respect to Guarantors’ obligations under this Guaranty, or which either Borrower may assert on the underlying debt, including but not limited to failure of consideration, breach of warranty, fraud, payment (other than cash payment in full of the Obligations then due), statute of frauds, bankruptcy, infancy, statute of limitations, accord and satisfaction, and usury.  Each Guarantor hereby expressly waives notice of the acceptance of this Guaranty and any notice or demand to which it would otherwise be entitled hereunder solely by reason of the fact that its position is one of suretyship, including without limitation notice of non-performance of either Borrower under any of the Loan Documents and presentment for payment, protest, or notice of protest for any obligation created under any of the Loan Documents (except as otherwise provided in the Loan Documents).

                                (d)           Notwithstanding any payment or payments made by Guarantors hereunder, Guarantors (and Guarantors’ successors and assigns) shall not be entitled to be subrogated to any of the rights of Lender against either Borrower or against any collateral or guarantee or right of offset held by Lender for the payment of the Obligations, nor shall any Guarantor (or its successors or assigns) seek or be entitled to seek any contribution or reimbursement from either Borrower or the other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to Lender by either Borrower on account of the Obligations are paid and satisfied in full.  If, notwithstanding the foregoing, any amount shall be paid to a Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid and satisfied in full, such amount shall be held by such Guarantor in trust for Lender, segregated from any other funds of such Guarantor, and shall forthwith upon, and in any event within two (2) Business Days following, receipt by such Guarantor, be turned over to Lender in the exact form received by Guarantors (duly endorsed by such Guarantor to Lender, if required), to be applied against the Obligations, whether matured or unmatured, in such order as Lender may determine.

                                (e)           Nothing shall discharge or satisfy the liabilities of Guarantors hereunder, except the full payment and performance of the Obligations.

                                (f)            Any and all present and future debts and obligations of either Borrower to any Guarantor are hereby postponed in favor of and subordinated to the full payment of all present and future Obligations of either Borrower to Lender; and all sums at any time to the credit of such Guarantor and any of the property rights and interests and evidences thereof of such Guarantor now or at any time in Lender’s possession, custody or control or held for its account may be held by Lender as security, and Lender shall have and is hereby granted a general and continuing lien upon and a right of set off against such sums, property rights and interests and evidences thereof, for any and all Obligations of such Guarantor to Lender under this Guaranty.

4.             Certain Rights of Lender.  All rights and remedies afforded to Lender by reason of this Guaranty and the Loan Documents, or by law, are separate and cumulative and the exercise of one shall not in any way limit or prejudice the exercise of any other such rights or remedies.  No delay or omission by Lender in exercising any such right or remedy shall operate as a waiver thereof.  No waiver of any rights and remedies hereunder shall be deemed made by Lender unless in writing and duly executed.  No modification or amendment hereof shall be deemed made except in writing duly executed by Lender and Guarantors.  Any such written waiver shall apply only to the particular instance specified therein and shall not impair the further exercise of such right or remedy or of any other right or remedy of Lender, and no single or partial exercise of any right or remedy hereunder shall preclude further exercise of any other right or remedy.

                5.             No Impairment.  The obligation of Guarantors to make payment for or perform the obligations of either Borrower in accordance with the terms of this Guaranty shall not be impaired, modified, changed, released or limited in any manner whatsoever by any failure of genuineness, validity, regularity or enforceability, impairment, modification, change, or release or limitation of the liability of either Borrower or its estate in bankruptcy or reorganization resulting from the operation of any present or future provision of the United States Bankruptcy Code or other similar laws or statutes affecting the enforcement of creditors’ rights.  Guarantor’s responsibility under this Guaranty to pay to Lender the Obligations and any payments thereof repaid as preferences shall not be extinguished or modified by any release of either Borrower or other party primarily liable on the

Obligations, whether by voluntary release, settlement of a bankruptcy proceeding, settlement of a contested matter in a bankruptcy, settlement of litigation, settlement of a claim not yet resulting in litigation, settlement of a preference claim or otherwise.  In all events Guarantors’ responsibility to pay Lender, and  Lender’s right to recover from Guarantors, the full amount of the Obligations shall extend until Lender has received actual payment in full in cash of and performance of all of the Obligations, without regard to any modification or a release thereof, and shall continue until such payment, by the passage of time and the statute of limitations, cannot be recovered by either Borrower, either Borrower as debtor in possession, a trustee in bankruptcy of either Borrower or any other person or organization.

6.             Representations and Warranties.  Guarantors jointly and severally represent and warrant to Lender that:

(a)           Organization of PGLP. PGLP is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Illinois.  PGLP is duly qualified to do business and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except to the extent failure to so qualify would not have a material adverse effect on the business, operations or financial condition of PGLP.

(b)           Organization of PG2LP. PG2LP is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Illinois.  PG2LP is duly qualified to do business and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except to the extent failure to so qualify would not have a material adverse effect on the business, operations or financial condition of PG2LP.

(c)           Organization of PGLPI.  PGLPI  is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois.  PGLPI is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except to the extent failure to so qualify would not have a material adverse effect on the business, operations or financial condition of PGLPI.

(d)           Organization of PII.  PII  is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois.  PII is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except to the extent failure to so qualify would not have a material adverse effect on the business, operations or financial condition of PII.

(e)           Organization of TPG.  TPG is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois.  TPG is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except to the extent failure to so qualify would not have a material adverse effect on the business, operations or financial condition of TPG.

(f)            Authorization.  Each Guarantor has full power and authority to (i) execute and deliver this Guaranty and to perform its obligations hereunder, and (ii) own and operate its assets, properties and business and carry on its business as presently conducted.  The execution, delivery and performance of this Guaranty have been duly authorized by all necessary action on the part of each Guarantor.

(g)           Validity; Binding Effect.  This Guaranty has been duly and validly executed and delivered by each Guarantor.  This Guaranty constitutes a valid and legally binding obligation of each Guarantor (and its successors and assigns), enforceable against each Guarantor (and its successors and assigns) in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(h)           Noncontravention.  The execution, delivery and performance of this Guaranty by each Guarantor, the consummation of the transaction contemplated hereby and the compliance with or fulfillment of the terms and provisions hereof or of any other agreement or instrument contemplated hereby, do not and shall not (i) conflict with or result in a breach of any of the provisions of the organizational documents of any Guarantor, (ii) contravene any law which affects or binds any Guarantor or any of its properties, (iii) result in a breach of, constitute a default under or give rise to a right of termination or acceleration under any contract, license, franchise or any other agreement or instrument to which any Guarantor is a party or by which any of its properties may be affected or bound, or (iv) require any Guarantor to obtain the approval, consent or authorization of, or to make any declaration, filing or registration with, any third party or any governmental authority which has not been obtained in writing prior to the date of this Agreement.

                7.             Acceleration.  (a) If any Event of Default shall occur and be continuing under the Note or any Guarantor shall, or shall attempt to, repudiate this Guaranty, or either Borrower or any Guarantor should at any time become insolvent, or make a general assignment, or if a proceeding in or under any insolvency law shall be filed or commenced by, or in respect of, any Guarantor, or if a notice of any lien, levy, or assessment is filed of record (and if such lien, levy, or assessment is not removed, or if the debt or obligation giving rise to such lien, levy or assessment is not paid or satisfied, within 30 days after Guarantor receives notice thereof) with respect to any assets of any Guarantor by the United States or any department, agency, or instrumentality thereof, or if any taxes or debts owing at any time or times hereafter to any one of them becomes a lien or encumbrance upon any assets of any Guarantor in Lender’s possession, or otherwise securing the obligations of any Guarantor under this Guaranty (and such lien or encumbrance is not removed, or if the debt or obligation giving rise to such lien or encumbrance is not paid or satisfied, within 30 days after Guarantor receives notice thereof), the Obligations shall for purposes hereof, at Lender’s option, be deemed due and payable without notice notwithstanding that any such Obligation is not then due and payable by Borrower.

                                (b)           Guarantors will promptly (but, in any event, within two (2) days) notify Lender of any default by any Guarantor in the performance or observance of any term or condition of any agreement to which any Guarantor is a party if the effect of such default is to cause, or permit the holder of any obligation under such agreement to cause, such obligation to become due prior to its stated maturity, and if such an event occurs and such acceleration would materially and adversely affect such Guarantor’s ability to perform its obligations hereunder, Lender shall have the right to accelerate Guarantors’ obligations hereunder.

                8.             Reinstatement.  Anything in this Guaranty to the contrary notwithstanding, if Lender receives any payment or payments on account of the Obligations, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, or any other party under any insolvency law, common law or equitable doctrine, then to the extent of any sum not finally retained by Lender, Guarantors’ obligations to Lender shall be reinstated, and this Guaranty shall remain in full force and effect (or be reinstated) until payment shall have been made to Lender, which payment shall be due on demand.

9.             Partial Invalidity; Merger.  In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Guaranty, but this Guaranty shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.  This Guaranty and the other Loan Documents constitute the complete agreement of Guarantors, and supersede all previous understandings and agreements, relating to the subject matter hereof.  Neither this Guaranty nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by Guarantors and Lender.

                10.           Titles and Headings; Rules of Construction.  Titles and headings to articles and sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Guaranty.  Whenever the context so requires the use of or reference to any gender includes the masculine, feminine and neuter genders; and all terms used in the singular shall have comparable meanings when used in the plural and vice versa.

                11.           Costs.  Lender shall be entitled, in addition to such other relief as it may be entitled, to collect from Guarantors all of Lender’s costs and expenses (including, without limitation, reasonable attorneys’ fees and court costs) incurred in enforcing the terms of this Guaranty.

                12.           Governing Law; Jurisdiction.

                                (a)           This Guaranty shall be construed and enforced under the laws of the State of Illinois without regard to the conflict of law principles thereof.

                                (b)           As part of the consideration for new value this day received, Guarantors hereby irrevocably consent to the jurisdiction and venue of the courts of the State of Illinois with respect to any and all actions related to this Agreement or the enforcement of this Agreement and hereby irrevocably waives any and all objections thereto.

                                (c)           Any judicial proceeding by Guarantors against Lender involving, directly or indirectly any matter or claim in any way arising out of, related to or connected herewith shall be brought only in the federal or state courts of the State of Illinois.  Nothing contained herein shall affect the right of Lender to bring any action or proceeding against Guarantors or their property in the courts of any other jurisdiction.

13.           WAIVER OF JURY TRIAL.  EACH GUARANTOR, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY GUARANTOR OR LENDER WITH RESPECT TO THE LOAN.  NO GUARANTOR SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY THE GUARANTOR AGAINST WHICH IT IS TO BE ENFORCED AND LENDER.

14.           Notice.  Any and all notices, elections or demands permitted or required to be made under this Guaranty shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, telexed, or sent by certified mail or overnight via nationally recognized courier service (such as Federal Express), to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing.  The date of personal delivery, telecopy (with receipt confirmed) or two (2) Business Days after the date of mailing (or the next Business Day after delivery to such courier service), as the case may be, shall be the date of such notice, election or demand.  For the purposes of this Guaranty:

The address of Lender is:	Horizon Group Properties, Inc.
77 West Wacker Drive
Suite 4200
Chicago, Illinois 60601
	Attention:	Gary J. Skoien
	Facsimile:	(312) 917-0911

with a copy to:	Horizon Group Properties, Inc.
77 West Wacker Drive
Suite 4200
Chicago, Illinois 60601
	Attention:	David R. Tinkham
	Facsimile:	(312) 917-8440

The address of Guarantors is:	The Prime Group, Inc.
Prime Group Limited Partnership
Prime Group II, L.P.
PGLP, Inc.
Prime International, Inc.
c/o The Prime Group, Inc.
77 West Wacker Drive.
Suite 4200
Chicago, Illinois 60601
	Attn:	Michael W. Reschke
	Facsimile:	(312) 917-1511

with a copy to:	The Prime Group, Inc.
77 West Wacker Drive,
Suite 4200
Chicago, Illinois 60601
	Attn:	Robert J. Rudnik
	Facsimile:	(312) 917-8442

15.           Non-Recourse to Individuals.  Notwithstanding any other provision of this Guaranty or any other Loan Documents, recourse shall not be made to any of the individual officers, directors, partners, shareholders, owners, agents or representatives of any Borrower or any Guarantor who are natural persons (the “Individuals”), except to the extent of their respective interests in partnership property; provided, however, that this limitation of liability shall not reduce the liability that any Individual may otherwise have with respect to any liability, damage, loss, costs or expenses arising out of fraud or intentional misrepresentation by any Individual.

[signature page follows]

                IN WITNESS WHEREOF, Guarantors have caused this Guaranty to be executed as of the day and year first above written.

PRIME GROUP LIMITED PARTNERSHIP

By:
Michael W. Reschke
Managing General Partner

PRIME GROUP II, L.P.

By:	PGLP, INC.,
General Partner

By:
Michael W. Reschke
President

PGLP, INC.

By:
Michael W. Reschke
President

PRIME INTERNATIONAL, INC.

By:
Michael W. Reschke
President

                IN WITNESS WHEREOF, Guarantors have caused this Guaranty to be executed as of the day and year first above written.

THE PRIME GROUP, INC.

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

HORIZON GROUP PROPERTIES, INC.

By:
Name:
Title: